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                                                                    Exhibit 23.4
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Infoseek Corporation of our report dated November 18, 1998 relating to the financial statements of ABC News/Starwave Partners as of October 4, 1998 and September 28, 1997 and for the year ended October 4, 1998 and the six months ended September 28, 1997, which appears in the Current Report on Form 8-K/A of Infoseek Corporation dated December 9, 1998.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
January 20, 1999